i3 VERTICALS REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS
Provides Financial Outlook for Fiscal 2019

NASHVILLE, Tenn. (August 9, 2018) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”), today reported its financial results for the fiscal third quarter ended June 30, 2018.

Highlights for the fiscal third quarter of 2018 vs. 2017

•	Revenue was $84.5 million, an increase of 27% over the prior period.

•	Net revenue,[1] which excludes interchange and related network fees, was $28.8 million, an increase of 62% over the prior period.

•	Net loss was $(0.7) million.

•	Adjusted EBITDA[1] was $7.9 million, an increase of 79% over the prior period.

•	Adjusted EBITDA[1] as a percentage of net revenue[1] was 27.5%, an increase from 25.0%.

•	Diluted net loss available to Class A common stock per share was $(0.01).

•	Pro forma adjusted diluted earnings per share,[1] which gives pro forma effect to the Company's going forward effective tax rate following its Up-C reorganization in connection with its IPO, was $0.14.

•	Integrated payments[2] were 43% of payment volume for the three months ended June 30, 2018.

•
Debt was reduced by $98.6 million during the third quarter of 2018, primarily with net proceeds from the Company’s IPO and the conversion of a portion of its junior subordinated notes in connection with the IPO. At June 30, 2018, the ratio of consolidated debt to EBITDA, as defined in the Company's Senior Secured Credit Facility, was 1.20x.

1.	Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.

2.
Integrated payments represents payment transactions that are generated in situations where payment technology is embedded within the Company's own proprietary software, a client’s software or critical business process.

Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are pleased to announce our earnings for the first time as a public company. We continued to show progress in our key performance indicators for growth and profitability. These metrics demonstrate that our focus on integrated payments and software in strategic vertical markets is working. Our proprietary software-enabled payments and merchant services groups continue to benefit from strong internal growth, complemented by strategic acquisitions. Our growth has been weighted to more integrated payments, which gives us confidence in achieving long-term margin improvement. Following the IPO, we have a strong balance sheet with plenty of debt capacity, and our acquisition pipeline has become more active over the past month. The combination of strong organic growth, strategic acquisitions and long-term margin improvement positions us well for future years.”

2019 Outlook

The Company's practice will be to provide annual guidance, excluding future acquisitions and transaction-related costs. In light of the IPO closing on June 25, 2018, and with only the fourth quarter remaining in the current fiscal year, the Company is providing the following outlook for the fiscal year ending September 30, 2019:

(in thousands, except per share amounts)
	Financial Outlook Range for FY 2019
Net revenue (non-GAAP)	$122,000	-	$125,000
Adjusted EBITDA (non-GAAP)	$33,000	-	$34,000
Adjusted diluted earnings per share (non-GAAP)	$0.79	-	$0.81

With respect to the “2019 Outlook” above, reconciliation of net revenue, adjusted EBITDA and adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including interchange and related network fees, income tax expenses of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.

Conference Call

The Company will host a conference call on Friday, August 10, 2018, at 8:00 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (323) 794-2423 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:00 a.m. ET on August 10, 2018, through August 17, 2018, by dialing (719) 457-0820 and entering Confirmation Code 1122198.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events & Presentations” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

Non-GAAP Measures

This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, net revenue, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included on pages 11 to 13 in the financial schedules of this release.

About i3 Verticals

Helping drive the convergence of software and payments, i3 Verticals delivers integrated payment and software solutions to small- and medium-sized businesses and other organizations in strategic vertical markets, such as education, non-profit, the public sector, property management, and healthcare and to the business-to-business payments market. With a broad suite of payment and software solutions that address the specific needs of its clients in each strategic vertical market, i3 Verticals processed approximately $11.3 billion in total payment volume for the 12 months ended June 30, 2018.

Forward-Looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”) and include, but are not limited to: (i) the ability to generate revenues sufficient to maintain profitability and positive cash flow; (ii) competition in the Company's industry and the ability to compete effectively; (iii) the dependence on non-exclusive distribution partners to market the Company's products and services; (iv) the ability to keep pace with rapid developments and changes in the Company's industry and provide new products and services; (v) liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of the Company's services; (vi) technical, operational and regulatory risks related to the Company's information technology systems and third-party providers’ systems; (vii) reliance on third parties for significant services; (viii) exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards; (ix) the ability to increase the Company's existing vertical markets, expand into new vertical markets and execute the Company's growth strategy; (x) the ability to successfully complete acquisitions and effectively integrate those acquisitions into the Company's services; (xi) degradation of the quality of the Company's products, services and support; (xii) the ability to retain clients, many of which are SMBs, which can be difficult and costly to retain; (xiii) the Company's ability to successfully manage its intellectual property; (xiv) the ability to attract, recruit, retain and develop key personnel and qualified employees; (xv) risks related to laws, regulations and industry standards; (xvi) the Company's indebtedness and potential increases in its indebtedness; and (xvii) operating and financial restrictions imposed by the Company's senior secured credit facility. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. More information on potential factors that could affect the Company’s financial results and performance is included in the “Risk

Factors” section of the Company’s recently filed registration statement on Form S-1, as amended, and other filings with the SEC.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts:
Clay Whitson	Scott Meriwether
Chief Financial Officer	Senior Vice President - Finance
(615) 988-9890	(615) 942-6175
cwhitson@i3verticals.com	smeriwether@i3verticals.com

i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended June 30,			Nine months ended June 30,
	2018	2017	% Change	2018	2017	% Change

Revenue	$84,536	$66,326	27%	$239,455	$190,792	26%

Operating expenses
Interchange and network fees	55,705	48,563	15%	158,577	137,679	15%
Other costs of services	11,061	7,181	54%	30,119	20,796	45%
Selling general and administrative	10,696	6,229	72%	29,737	19,165	55%
Depreciation and amortization	3,000	2,382	26%	8,876	7,453	19%
Change in fair value of contingent consideration	1,151	(746)	n/m	3,280	177	n/m
Total operating expenses	81,613	63,609	28%	230,589	185,270	24%

Income from operations	2,923	2,717	8%	8,866	5,522	61%

Other expenses
Interest expense, net	2,644	1,717	54%	7,649	4,961	54%
Change in fair value of warrant liability	242	(58)	n/m	8,487	(58)	n/m
Total other expenses	2,886	1,659	74%	16,136	4,903	229%

Income (loss) before income taxes	37	1,058	(97)%	(7,270)	619	n/m

Provision for income taxes	692	171	305%	553	101	448%

Net income (loss)	(655)	887	n/m	(7,823)	518	n/m

Net loss attributable to non-controlling interest	(91)	—	n/m	(91)	—	n/m
Net income (loss) attributable to i3 Verticals, Inc.	$(564)	$887	n/m	$(7,732)	$518	n/m

Net loss available to Class A common stock per share(1):
Basic	$(0.01)			$(0.01)
Diluted	$(0.01)			$(0.01)
Weighted average shares of Class A common stock outstanding(1):
Basic	8,812,630			8,812,630
Diluted	8,812,630			8,812,630
n/m = not meaningful
__________________________

1.
Basic and diluted loss per Class A common stock is presented only for the period after the Company’s Reorganization Transactions (as defined in the Company's prospectus, dated June 20, 2018, filed with the Securities and Exchange Commission).

i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended June 30,			Nine months ended June 30,
	2018	2017	% Change	2018	2017	% Change

Net revenue (non-GAAP)	$28,831	$17,763	62%	$80,878	$53,113	52%
Adjusted EBITDA (non-GAAP)	7,937	4,436	79%	22,499	13,513	66%
Pro forma adjusted diluted earnings per share (non-GAAP)	0.14			0.39

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2018	2017	2018	2017

Payment volume(1)	$2,997,366	$2,627,002	$8,583,586	$7,497,127
__________________________

1.
Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's clients and settled to clients by us and 2) ACH transactions processed by the Company's clients and settled to clients by the Company.

i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	As of and for the Three Months Ended June 30, 2018
	Merchant Services	Other	Total
Revenue	$79,766	$4,770	$84,536

Operating expenses
Interchange and network fees	54,673	1,032	55,705
Other costs of services	10,693	368	11,061
Selling general and administrative	6,126	4,570	10,696
Depreciation and amortization	2,424	576	3,000
Change in fair value of contingent consideration	88	1,063	1,151
Income from operations	$5,762	$(2,839)	$2,923

Processing margin(1)	$18,130	$3,489	$21,619
Payment volume	$2,888,278	$109,088	$2,997,366
__________________________

1.
Processing margin is equal to revenue less interchange and network fees, less other costs of services. $3,730 and $119 of residual expense, a component of other costs of services, are added back to the Merchant Services segment and Other category, respectively.

	As of and for the Nine Months Ended June 30, 2018
	Merchant Services	Other	Total
Revenue	$224,671	$14,784	$239,455

Operating expenses
Interchange and network fees	155,012	3,565	158,577
Other costs of services	28,949	1,170	30,119
Selling general and administrative	17,127	12,610	29,737
Depreciation and amortization	7,140	1,736	8,876
Change in fair value of contingent consideration	1,535	1,745	3,280
Income from operations	$14,908	$(6,042)	$8,866

Processing margin(1)	$50,923	$10,483	$61,406
Payment volume	$8,221,763	$361,823	$8,583,586
__________________________

1.
Processing margin is equal to revenue less interchange and network fees, less other costs of services. $10,213 and $434 of residual expense, a component of other costs of services, are added back to the Merchant Services segment and Other category, respectively.

i3 Verticals, Inc. Segment Summary (continued)
(Unaudited)
($ in thousands)

	As of and for the Three Months Ended June 30, 2017
	Merchant Services	Other	Total
Revenue	$63,413	$2,913	$66,326

Operating expenses
Interchange and network fees	47,737	826	48,563
Other costs of services	6,996	185	7,181
Selling general and administrative	3,042	3,187	6,229
Depreciation and amortization	1,903	479	2,382
Change in fair value of contingent consideration	29	(775)	(746)
Income from operations	$3,706	$(989)	$2,717

Processing margin(1)	$11,738	$1,956	$13,694
Payment volume	$2,542,722	$84,280	$2,627,002
__________________________

1.
Processing margin is equal to revenue less interchange and network fees, less other costs of services. $3,058 and $54 of residual expense, a component of other costs of services, are added back to the Merchant Services segment and Other category, respectively.

	As of and for the Nine Months Ended June 30, 2017
	Merchant Services	Other	Total
Revenue	$180,445	$10,347	$190,792

Operating expenses
Interchange and network fees	134,781	2,898	137,679
Other costs of services	19,891	905	20,796
Selling general and administrative	9,475	9,690	19,165
Depreciation and amortization	5,932	1,521	7,453
Change in fair value of contingent consideration	592	(415)	177
Income from operations	$9,774	$(4,252)	$5,522

Processing margin(1)	$34,365	$6,768	$41,133
Payment volume	$7,215,213	$281,914	$7,497,127
__________________________

1.
Processing margin is equal to revenue less interchange and network fees, less other costs of services. $8,592 and $224 of residual expense, a component of other costs of services, are added back to the Merchant Services segment and Other category, respectively.

i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	June 30,	September 30,
	2018	2017
Assets	(unaudited)
Current assets
Cash and cash equivalents	$2,473	$955
Accounts receivable, net	7,955	8,412
Settlement assets	439	5,196
Prepaid expenses and other current assets	2,336	1,141
Total current assets	13,203	15,704

Property and equipment, net	2,227	1,420
Restricted cash	665	1,013
Capitalized software, net	3,352	3,778
Goodwill	80,166	58,517
Intangible assets, net	65,759	59,259
Other assets	1,308	300
Total assets	$166,680	$139,991

Liabilities, Redeemable Class A Units and equity
Liabilities
Current liabilities
Accounts payable	3,666	1,600
Current portion of long-term debt	5,000	4,000
Accrued expenses and other current liabilities	13,385	6,706
Settlement obligations	439	5,196
Deferred revenue	2,018	2,719
Total current liabilities	24,508	20,221

Long-term debt, less current portion and debt issuance costs, net	29,543	106,836
Other long-term liabilities	4,341	2,065
Total liabilities	58,392	129,122

Commitments and contingencies (see Note 10)
Redeemable Class A units; 0 and 4,900,000 Units authorized, issued and outstanding as of June 30, 2018 and September 30, 2017, respectively	—	7,723
Stockholders' / Members' equity
Members' equity	—	36,164
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2018	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 9,091,903 shares issued and outstanding as of June 30, 2018	1	—
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 17,213,806 shares issued and outstanding as of June 30, 2018	2	—
Additional paid-in-capital	37,514	—
Accumulated earnings (deficit)	(98)	(33,018)
Total Stockholders' / Members' equity (deficit)	37,419	3,146
Non-controlling interest	70,869	—
Total equity	108,288	3,146
Total liabilities, Redeemable Class A Units and members' / stockholders' equity (deficit)	$166,680	$139,991

i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Nine months ended June 30,
	2018	2017

Net cash provided by operating activities	$15,007	$5,938
Net cash used in investing activities	$(30,956)	$(7,710)
Net cash provided by (used in) financing activities	$17,467	$(1,452)

Reconciliation of GAAP to Non-GAAP Financial Measures

The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2018	2017	2018	2017
Net income (loss) attributable to i3 Verticals, Inc.	$(564)	$887	$(7,732)	$518
Net loss attributable to non-controlling interest	(91)	—	(91)	—
Non-GAAP Adjustments:
Provision for income taxes	692	171	553	101
Offering-related expenses(1)	—	—	124	—
Non-cash change in fair value of contingent consideration(2)	1,151	(746)	3,280	177
Non-cash change in fair value of warrant liability(3)	242	(58)	8,487	(58)
Equity-based compensation(4)	817	—	817	—
Acquisition-related expenses(5)	30	60	478	336
Acquisition intangible amortization(6)	2,376	1,800	7,006	5,666
Non-cash interest expense(7)	370	108	839	329
Other taxes(8)	16	23	58	25
Non-GAAP pro forma adjusted income before taxes	5,039	2,245	13,819	7,094
Pro forma taxes at effective tax rate(9)	(1,285)	(572)	(3,524)	(1,809)
Pro forma adjusted net income(10)	$3,754	$1,673	$10,295	$5,285
Cash interest expense, net(11)	2,274	1,609	6,810	4,632
Pro forma taxes at effective tax rate(12)	1,285	572	3,524	1,809
Depreciation and software amortization(13)	624	582	1,870	1,787
Adjusted EBITDA	$7,937	$4,436	$22,499	$13,513
__________

1.
Includes costs associated with forming i3 Verticals, Inc. and other expenses directly related to the Reorganization Transactions (as defined in the Company's prospectus, dated June 20, 2018, filed with the Securities and Exchange Commission).

2.
Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.

3.
Non-cash change in warrant liability reflects the fair value change in certain warrants for the Company's common units associated with the Company's mezzanine notes in the aggregate principal amount of $10.5 million. These warrants are accounted for as liabilities on the Company's consolidated balance sheets and were repaid with proceeds from its IPO.

4.
Equity-based compensation expense recognized during the three and nine months ended June 30, 2018 consisted of $76 related to stock options issued under the Company's 2018 Equity Incentive Plan and $741 related to tax receivables agreement (TRA) non-participation compensatory shares. TRA non-participation compensatory shares were issued to former equity owners as part of the Reorganization Transactions in conjunction with the IPO.

5.	Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.

6.
Acquisition intangible amortization reflects amortization of intangible assets acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.

7.	Non-cash interest expense reflects amortization of amortization of deferred financing costs.

8.	Other taxes consist of franchise taxes, commercial activity taxes and other non-income based taxes. Taxes related to salaries or employment are not included.

9.
Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using tax rates of 25.5% for 2018 and 2017, based on blended federal and state tax rates, considering the Tax Reform Act for 2018.

10.
Pro forma adjusted net income assumes that the effect of the Reorganization Transactions and the Company's IPO occurred prior to the three and nine months ending June 30, 2018, and that all net income during that period is available to the Class A common shareholders. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one for one basis.

11.	Cash interest expense, net represents all interest expense recorded on statement of operations other than non-cash interest expense, which represents amortization of deferred financing costs.

12.
Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using tax rates of 25.5% for 2018 and 2017, based on blended federal and state tax rates, considering the Tax Reform Act for 2018.

13.	Depreciation and software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its capitalized software.

i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands except share per share amounts)

	Three months ended June 30, 2018	Nine months ended June 30, 2018
Diluted net loss available to Class A common stock per share	(0.01)	(0.01)
Pro forma adjusted diluted earnings per share (non-GAAP)(1)	0.14	0.39
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(2)	26,683	26,683
__________

1.
Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding. It presumes that the effect of the Reorganization Transactions and the Company's IPO occurred prior to the three and nine months ending June 30, 2018, and that all net income during that period is available to the Class A common shareholders. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one for one basis.

2.
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 17,213,806 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 656,810 shares of unvested Class A common stock and options.

i3 Verticals, Inc. Reconciliation of GAAP Revenue to Non-GAAP Net Revenue
(Unaudited)
($ in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2018	2017	2018	2017
Revenue	$84,536	$66,326	$239,455	$190,792
Interchange and network fees	55,705	48,563	158,577	137,679
Net Revenue	$28,831	$17,763	$80,878	$53,113

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